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                                                                                    SERIES:  Heritage Series Trust
                                                                                    NUMBER:  1
                                                                                      NAME:  Small Cap Stock Fund


77. O.Transactions effected pursuant to Rule 10F3.  (For the Year Ended  October 31, 1998)

                                        Date
                              Date of   offering   Purchase             Securities        Amount        Total
              Security:       Purchase: Commenced: Price:   Commission: acquired from:    Purchased:    Offering:
              ---------       --------- ---------- ------   ----------  --------------    ---------     ---------

      Carriage Services       05/22/98  05/22/98   21.00    $1.05       Brean Murray           $315,000  $63,000,000
      RCM Technologies        5/29/98   5/29/98    21.00    $0.62       Alex Brown           $1,312,500  $56,700,000
      RCM Technologies        5/29/98   5/29/98    21.00    $0.62       Equitable              $210,000  $56,700,000
      RCM Technologies        5/29/98   5/29/98    21.00    $0.62       Legg Mason              $63,000  $56,700,000
      Global Imaging Systems  6/17/98   6/17/98    12.00    $0.48       Prudential           $1,800,000   $6,000,000
      NBTY Incorporated       7/1/98    7/1/98     18.00    $0.44       Salomon Smith Barney   $630,000   $8,600,000
      Collateral Therapeutics 7/2/98    7/2/98     7.25     $0.30       Bear Stearns           $362,500   $2,200,000
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